Exhibit 99.1

**Six Flags**

SIX FLAGS ENTERTAINMENT CORPORATION
1000 BALLPARK WAY
ARLINGTON, TX 76011

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ]. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone vote is valid under Delaware law, and authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V28585-S82291 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SIX FLAGS ENTERTAINMENT CORPORATION**

**The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. **The Merger Agreement Proposal –** To adopt the Agreement and Plan of Merger (the "Merger Agreement"), entered into by and among Six Flags Entertainment Corporation ("Six Flags"), Cedar Fair, L.P., a Delaware limited partnership ("Cedar Fair"), CopperSteel HoldCo, Inc., a Delaware corporation and subsidiary of Six Flags and Cedar Fair ("CopperSteel") and CopperSteel Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of CopperSteel ("Copper Merger Sub"), providing for a merger of equals through (i) the merger of Copper Merger Sub with and into Cedar Fair (the "Cedar Fair First Merger"), with Cedar Fair continuing its existence as the surviving entity following the Cedar Fair First Merger as a direct subsidiary of CopperSteel (the "Cedar Fair Surviving Entity"), (ii) the subsequent merger of the Cedar Fair Surviving Entity with and into CopperSteel (the "Cedar Fair Second Merger" and together with the Cedar Fair First Merger, the "Cedar Fair Mergers"), with CopperSteel continuing as the surviving corporation, and (iii) the merger of Six Flags with and into CopperSteel, with CopperSteel continuing as the surviving corporation (the "Six Flags Merger" and together with the Cedar Fair Mergers, the "Mergers") (the "Merger Agreement Proposal"). | ☐ | ☐ | ☐ |
| 2. **The Compensation Advisory Proposal –** To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Six Flags' named executive officers that is based on or otherwise relates to the Mergers (the "Compensation Advisory Proposal"). | ☐ | ☐ | ☐ |
| 3. **The Adjournment Proposal –** To adjourn the Special Meeting, if necessary, to a later date or dates at the determination of the Board of Directors, including to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to stockholders (the "Adjournment Proposal"). | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to act on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. SIX FLAGS ENTERTAINMENT V28586-S82291CORPORATION Special Meeting of Stockholders [ ] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christopher Neumann as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIX FLAGS ENTERTAINMENT CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ], at the company’s headquarters, located at 1000 Ballpark Way, Arlington, TX 76011 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side